UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2023

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, on November 1, 2023, Sky Harbour Group Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (collectively, the “Investors”). On November 29, 2023 (the “Second Closing Date”), pursuant to the terms of the Purchase Agreement, the Company sold and issued to the Investors an aggregate of 2,307,692 PIPE Shares (the “Additional PIPE Shares”) of the Company's Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and accompanying PIPE Warrants to purchase an aggregate of 400,000 shares of Class A Common Stock (the “Additional PIPE Warrants” and, together with the Additional PIPE Shares, the “Additional PIPE Securities”) for an aggregate purchase price of $15,000,000 (the “Additional Financing”). Together with the first closing on November 2, 2023 (the “Initial Closing Date”), the aggregate PIPE financing through the Purchase Agreement totaled $57,810,000.

The Additional PIPE Warrants are similar in form and substance to the Company’s public warrants to purchase Class A Common Stock. The Additional PIPE Warrants are exercisable at an exercise price of $11.50 per share, subject to adjustment as set forth therein. The Additional PIPE Warrants are fully exercisable and expire on January 25, 2027. For further information regarding the terms of the Additional PIPE Warrants, see the section entitled “Warrants” in Exhibit 4.4 (Description of Securities) to our Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2023.

The Purchase Agreement includes certain covenants, including a limitation on the Company’s use of the net proceeds from the Additional Financing, certain customary standstill restrictions for a period of 90 days following the Second Closing Date and a restriction on paying any extraordinary dividend to the extent it would result in the issuance of a number of shares of Class A Common Stock upon exercise of the Additional PIPE Warrants (without regard to any limitations on exercise of the Additional PIPE Warrants) in excess of the number of shares of Class A Common Stock permissible by the NYSE American LLC to be issued without stockholder approval. In addition, pursuant to the Purchase Agreement, the Company granted to Altai Capital Falcon LP (the “Lead Investor”) certain participation rights with respect to certain future equity and debt offerings by the Company until the eighteen-month anniversary of Initial Closing Date. In addition, the Investors entered in to a six month customary lock-up agreement beginning on the Initial Closing Date.

The Additional PIPE Securities were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Additional PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws. The Additional PIPE Securities have not been registered under the Securities Act and such Additional PIPE Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Additional PIPE Securities, shares of Class A Common Stock or any other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On November 29, 2023, the Company issued a press release announcing the closing of the Additional Financing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release of Sky Harbour Group Corporation, dated November 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2023

SKY HARBOUR GROUP CORPORATION

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer